UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

HOLLYFRONTIER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 16, 2016, HollyFrontier Corporation (the “Company”) issued a press release announcing the pricing of an underwritten public offering of $750 million aggregate principal amount of its 5.875% Senior Notes due 2026 (the “Additional Senior Notes”). The Additional Senior Notes are an additional issuance of the Company’s outstanding 5.875% Senior Notes due 2026, which the Company sold in a public offering in March 2016 in an aggregate principal amount of $250 million (the “Original Notes”). The Additional Senior Notes will be issued under the same indenture as the Original Notes and will be treated as a single series with the Original Notes for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. A copy of this press release is furnished as Exhibit 99.1 to this report, which is incorporated by reference into this Item 7.01.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

 The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press release of HollyFrontier Corporation dated November 16, 2016.*

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

	By:	/s/ Douglas S. Aron
Douglas S. Aron
Executive Vice President and Chief Financial Officer

Dated: November 16, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of HollyFrontier Corporation dated November 16, 2016.*

*Furnished herewith.